Exhibit 99.2
NEWS RELEASE
August 3, 2005
GoldSpring, Inc. Completes Relocation; July Update
Virginia City, NV: August 3, 2005 - GoldSpring, Inc. (OTCBB: GSPG) is pleased to announced today that it has completed the relocation of its corporate headquarters from Scottsdale, Arizona to the Plum Mine facility in Gold Hill, Nevada.
Effective immediately, the new contact information for the Company is:
GoldSpring, Inc.
P.O. Box 1118
Virginia City, NV 89440
Tel 775.847.5272
Fax 775.847.4762
www.goldspring.us
Additional Contact Information:
Lisa Boksenbaum, Corporate and Investor Relations
Tel 480.203.0510
Fax 866.347.2011
E-mail: lisab@goldspring.us
Rob Faber, President and CEO
480.603.5151
E-mail: rfaber@goldspring.us
Furthermore, the Company announced a ten percent increase in gold production to 1,250 ounces for the month of July compared to 1,126 ounces for the month of June. Scott Jolcover, the Company’s general manager at the Plum Mine, stated that, “The production increases are in line with our internal projections and represent a 137% increase over May’s gold production.”
These production increases come as the Company continues to identify ways to improve operating efficiencies to reduce costs and increase overall production. The Company raised $800,000 from its existing investors in July 2005. This financing provides the capital for the Company’s takeover of crushing operations, which was announced in its July 20, 2005 press release. Rob Faber, President and CEO, said, “GoldSpring is fortunate to have the support and confidence of the financial community and our investors. The infusion of funding has allowed our Company to move forward with its plans to take over of the crushing operations at the Plum Mine, giving us greater control over our overall operations and production results.” The transition from the third-party crushing contractor began on July 22, 2005, with the commencement of the dismantling of their crusher circuit to provide space for GoldSpring’s crusher. The Company is in the process of installing its crushing unit at the Plum Mine facility and anticipates crushing operations will resume by mid-August. Jolcover, stated that, “Assuming responsibility for the crushing circuit will allow us to achieve the highest standards of agglomeration and stacking, which should translate into quicker and higher recoveries of the precious metals contained in the ore.”

Upon completion of the crushing circuit, the Company expects to achieve its goal of crushing, agglomerating and stacking 60,000 tons of mineralized material per month. Faber, stated that, “The transition to in-house crushing operations should provide immediate, material cost savings, which the Company estimates to be $100,000 per month. The Company will continue to look for opportunities to improve efficiencies, increase cash flows and maximize value for our shareholders.”
In addition to its preparations to take over the crushing operations, the Company has completed installation of a higher volume pump, which will increase throughput at the Merrill Crowe processing plant by ten percent, further increasing production.
GoldSpring is a North American natural resource company whose objective is to achieve growth and profitability through enhancements at our active gold and silver-producing mine near Reno, Nevada and through the acquisition of additional mining projects in the region that can be efficiently put into near-term operation and production. We currently own mineral properties and conduct our primary mining operations in Storey County, Nevada, located about 30 miles southeast of Reno, Nevada. This operation consists of the Plum Mining facility. We also own mineral permits in Alberta, Canada.
Note to Investors
This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our most recent Form 10-QSB filed on May 16, 2005. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.